EXHIBIT 10.21

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of Nov. 25, 2013, by and between SF OFFICE 2, LLC, a Delaware limited liability company (“Landlord”) and LIFE360, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of October __, 2013 (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 539 Bryant Street, San Francisco, California 94107.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that the term of the Lease commenced as of Nov. 6, 2013 (the “Lease Commencement Date”) for a term of three (3) years ending on Nov. 30, 2016 (the “Lease Expiration Date”), unless sooner terminated as provided in the Lease.

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:

SF OFFICE 2, LLC
a Delaware limited liability company

By:	/s/ Sean Bannon
Name:	Sean Bannon
Its:	President

“Tenant”:

LIFE360, Inc.
a Delaware corporation

By:	/s/ Chris Hulls
Name:	Chris Hulls
Its:	CEO

By:	/s/ Alex Haro
Name:	Alex Haro
Its:	CTO